Exhibit 10.2

The CIT Group/Commercial Services, Inc. 11 West 42nd Street New York, NY 10036	T: 212 461-5200
May 12, 2009
Bernard Chaus, Inc.
Cynthia Steffe Acquisition, LLC
S.L. Danielle Acquisition, LLC
530 Seventh Avenue
New York, New York 10018
Ladies and Gentlemen:
We refer you to the Factoring Agreement between you and us, dated as of September 18, 2008, as supplemented and amended (herein referred to as the “Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings given them in the Agreement.
This letter shall confirm your and our mutual consent and understanding that effective as of May 1, 2009, the first sentence of paragraph 14.1 of the Agreement shall be, and hereby is, deleted in its entirety and replaced with the following text:
“Interest is charged on any adjustments under the Agreement and on any advances that may be made under section 6 above as of the last day of each month based on the daily debit balances in your Funds In Use account for that month, at a rate equal to the sum of two percent (2%) plus the JPMorgan Rate (defined below).”
As hereby specifically amended and modified, the Agreement remains in full force and effect, and no other changes in the terms or provisions of the Agreement are intended or implied. If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter.

Very truly yours, THE CIT GROUP/COMMERCIAL SERVICES, INC.
By	/s/ Geoffrey Goldstein
	Name:	Geoffrey Goldstein
	Title:	Vice President

Read and Agreed to:

BERNARD CHAUS, INC.

By	/s/ Barton Heminover
Name: Barton Heminover Title: Chief Financial Officer

CYNTHIA STEFFE ACQUISITION, LLC		S.L. DANIELLE ACQUISITION, LLC

By	/s/ Barton Heminover	By	/s/ Barton Heminover
Name: Barton Heminover Title: Chief Financial Officer		Name: Barton Heminover Title: Chief Financial Officer